As Filed with the Securities and Exchange Commission on June 22, 2001
                  Investment Company Act File No. 811-6659

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                             FORM N-2
                      REGISTRATION STATEMENT
              UNDER THE INVESTMENT COMPANY ACT OF 1940                    [X]
                          Amendment No. 4                                 [X]
                 (Check appropriate box or boxes.)

                PUTNAM TAX-FREE HEALTH CARE FUND
       (Exact name of registrant as specified in charter)

      One Post Office Square, Boston, Massachusetts 02109
      (Address of Principal Executive Offices) (Zip Code)
                           (617) 292-1000
      (Registrant's Telephone Number, including Area Code)


                          JOHN R. VERANI
                 Putnam Tax-Free Health Care Fund
                      One Post Office Square
                    Boston, Massachusetts 02109
              (Name and Address of Agent for Service)


                          Copies to:
                   JOHN W. GERSTMAYR, Esquire
                        ROPES & GRAY
                  One International Place
                      Boston, MA 02110


PART C
ITEM 23.  EXHIBITS

Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).


SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 20th day of June, 2001.

                                    PUTNAM TAX-FREE HEALTH CARE FUND

                                    By: Gordon H. Silver
                                    ---------------------
                                        Vice President


EXHIBIT INDEX

Exhibit No.                            Description
------------                           ------------
2(b)                                   Amendment to Registrant's Bylaws
                                       adopted as of March 9, 2001